Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated April 16, 2024 relating to the consolidated financial statements of Evome Medical Technologies Inc. (formerly Salona Global Medical Device Corporation) and its subsidiaries as of December 31, 2023 and 2022 and for year ended December 31, 2023 and for the ten-month period ended December 31, 2022, which report is included in this Annual Report on Form 10-K.

/s/ SRCO Professional Corporation
Richmond Hill, Ontario, Canada April 16, 2024	CHARTERED PROFESSIONAL ACCOUNTANTS Authorized to practice public accounting by the Chartered Professional Accountants of Ontario